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                                               Exhibit to the Annual Report
                                               (Form 11-K) of the Huntington
                                               Bancshares Incorporated
                                               Deferred Compensation Plan
                                               and Trust for Huntington
                                               Bancshares Incorporated
                                               Directors for the year ended
                                               December 31, 2001





                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement
(Form S-8 No. 33-41774) pertaining to the Huntington Bancshares Incorporated Deferred Compensation Plan and Trust for Huntington Bancshares Incorporated Directors and in the related Prospectus of our report dated March 28, 2002, with respect to the financial statements of the Huntington Bancshares Incorporated Deferred Compensation Plan and Trust for Huntington Bancshares Incorporated Directors included in this Annual Report (Form 11-K) for the year ended December 31, 2001.


                                                   /s/  Ernst & Young LLP





Columbus, Ohio
March 28, 2002



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